Exhibit 99.1

West Reports Third-Quarter 2025 Results

- Delivered solid growth across Proprietary Products and Contract Manufacturing Segments -
- Achieved double-digit growth in HVP Components -
- Strengthened executive leadership team, including recently appointed CFO Robert McMahon -
- Increases Full-Year 2025 Revenue and EPS Guidance -

Exton, PA, October 23, 2025 – West Pharmaceutical Services, Inc. (NYSE: WST), a leading provider of innovative, high-quality injectable solutions and services, today announced its financial results for the third quarter of 2025.

Third-Quarter Summary (comparisons to prior-year period)
•Net sales of $804.6 million increased 7.7%; organic growth was 5.0%.
•Diluted EPS of $1.92, compared to $1.85 in the same period last year.
•Adjusted-diluted EPS of $1.96, compared to $1.85 in the same period last year.
•Full-year 2025 net sales guidance increased to a range of $3.060 billion to $3.070 billion, up from $3.040 billion to $3.060 billion.
•Full-year 2025 adjusted-diluted EPS guidance increased to a range of $7.06 to $7.11, up from $6.65 to $6.85.

Eric M. Green, President, Chief Executive Officer and Chair of the Board, commented: “I am pleased to report that we delivered another solid quarter, with both revenues and profits exceeding our guidance. Our strength was broad-based, across both our Proprietary Products and Contract Manufacturing segments. We achieved double-digit growth in our HVP Components business, driven by our continued execution in GLP-1 products, increased HVP conversion, including Annex 1, and an overall improving demand environment. As a result of the solid performance in the quarter, and the ongoing momentum in our business, we are again increasing our full-year guidance expectations.”

Proprietary Products Segment
Net sales of $647.5 million grew by 7.7% and increased 5.1% on an organic basis.
•High-Value Product ("HVP") Components net sales of $390.0 million increased 16.3% and rose 13.3% on an organic basis driven by strength in Westar® and Envision® products. HVP Components accounted for 48% of total company net sales in the quarter.
•HVP Delivery Devices net sales of $99.1 million decreased by 15.7%, and were down 16.7% on an organic basis, driven by the previously disclosed one-time incentive fee of approximately $19 million earned in the third quarter of 2024. HVP Delivery Devices accounted for 12% of total company net sales in the quarter.

•Standard Products net sales of $158.4 million increased by 6.7% and rose 3.6% on an organic basis. Standard Products accounted for 20% of total company net sales this quarter.

Contract-Manufactured Products Segment
Net sales of $157.1 million increased by 8.0% and rose 4.9% on an organic basis. Segment performance was driven by an increase in sales of self-injection devices for obesity and diabetes, which was partially offset by a decrease in sales of healthcare diagnostic devices. Contract-Manufactured Products accounted for 20% of total company net sales in the quarter.

Additional Financial Highlights (first nine months of 2025)
Operating cash flow was $503.7 million, an increase of 8.7% over the same period last year. Capital expenditures were $209.8 million, a decrease of 22.9% over the same period last year. Free cash flow (defined as operating cash flow minus capital expenditures) was $293.9 million, an increase of 53.7% over the same period last year.

During the first nine months of 2025, the Company repurchased 552,593 shares for $134.0 million at an average share price of $242.55 under its share repurchase program.

Full-Year 2025 Financial Guidance
•The Company is increasing its full-year 2025 net sales guidance range to $3.060 billion to $3.070 billion, up from $3.040 billion to $3.060 billion.
◦Reported net sales growth anticipated to be in the range of 5.8% to 6.1%, organic net sales growth is expected to be in the range of 3.75% to 4.0%, up from the previous guidance range of 3.0% to 3.75%.
◦Net sales guidance includes an estimated benefit of approximately $59 million based on current foreign currency exchange rates.
•The Company is increasing its full-year 2025 adjusted-diluted EPS guidance range to $7.06 to $7.11, up from the previous range of $6.65 to $6.85.
◦Adjusted-diluted EPS guidance assumes a $0.27 benefit based on current foreign exchange rates, unchanged from previous guidance.
◦This guidance includes EPS of $0.05 associated with tax benefits from stock-based compensation during the first-nine months 2025.
•Capital spending guidance is unchanged at $275 million.

Fourth-Quarter 2025 Financial Guidance
•The Company is introducing its fourth-quarter 2025 net sales guidance range of $790 million to $800 million.
◦Reported net sales growth anticipated to be in the range of 5.5% to 6.8%, organic net sales growth is expected to be in the range of 1.0% to 2.3%.
◦Net sales guidance includes an estimated benefit of approximately $35 million based on current foreign currency exchange rates.
•The Company is introducing its fourth-quarter 2025 adjusted-diluted EPS guidance range of $1.81 to $1.86.

◦Adjusted-diluted EPS guidance assumes a $0.14 benefit based on current foreign exchange rates.
◦Our adjusted-diluted EPS guidance range assumes a tax rate of approximately 21% and does not include potential tax benefits from stock-based compensation.

Third-Quarter 2025 Conference Call
Management will host a conference call at 8 a.m. EDT today. The live webcast can be accessed in the "Investors" section of the Company's website at https://investor.westpharma.com.
To participate in the Q&A portion of the conference call, please register in advance at
https://register-conf.media-server.com/register/BI7b0df3d135614e09b644d37a44c9e15c.

Registered telephone participants will receive the dial-in number along with a unique PIN number that will enable them to ask questions on the call.
An accompanying slide presentation will be posted in the "Investors" section of the Company's website.
A replay of the webcast will be available on the Company's website for approximately 90 days after the event.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com
About West
West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 25 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2024 generated $2.89 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included in the Standard & Poor's 500 index. For more information, visit www.westpharma.com.
All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted.
Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide," "anticipated" and other similar terminology. These statements reflect management’s current expectations regarding future events, expected tax rates, impacts of tariffs, and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including tariffs, natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Net sales	$804.6	100%	$746.9	100%	$2,269.1	100%	$2,144.4	100%
Cost of goods and services sold	510.3	63	482.2	65	1,469.0	65	1,419.5	66
Gross profit	294.3	37	264.7	35	800.1	35	724.9	34
Research and development	17.1	2	15.5	2	52.5	2	50.6	2
Selling, general and administrative expenses	102.7	13	83.5	11	286.6	13	253.2	12
Other expense (income), net	6.9	1	4.4	1	32.7	1	10.8	1
Operating profit	167.6	21	161.3	21	428.3	19	410.3	19
Interest (income) expense, net	(4.5)	—	(3.9)	(1)	(11.7)	—	(11.0)	(1)
Other nonoperating expense (income)	0.2	—	0.7	—	0.6	—	0.7	—
Income before income taxes and equity in net income of affiliated companies	171.9	21	164.5	22	439.4	19	420.6	20
Income tax expense	34.0	4	32.4	4	88.3	4	70.7	3
Equity in net income of affiliated companies	(2.1)	—	(3.9)	—	(10.5)	(1)	(12.7)	—
Net income	$140.0	17%	$136.0	18%	$361.6	16%	$362.6	17%

Net income per share:
Basic	$1.94		$1.87		$5.00		$4.96
Diluted	$1.92		$1.85		$4.97		$4.91

Average common shares outstanding	72.2		72.8		72.3		73.1
Average shares assuming dilution	72.6		73.4		72.7		73.8

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2025	2024	2025	2024
Proprietary Products	$647.5	$601.4	$1,830.3	$1,720.6
Contract-Manufactured Products	157.1	145.5	438.8	423.8
Consolidated Total	$804.6	$746.9	$2,269.1	$2,144.4

Gross Profit:
Proprietary Products	$264.0	$235.7	$722.5	$649.8
Contract-Manufactured Products	30.3	29.0	77.6	75.1
Gross Profit	$294.3	$264.7	$800.1	$724.9
Gross Profit Margin	36.6%	35.4%	35.3%	33.8%

Operating Profit (Loss):
Proprietary Products	$175.2	$158.2	$467.5	$415.5
Contract-Manufactured Products	22.3	21.8	53.6	56.1
Stock-based compensation expense	(8.4)	(5.1)	(17.1)	(14.4)
General corporate costs	(21.5)	(13.6)	(75.7)	(46.9)
Reported Operating Profit	$167.6	$161.3	$428.3	$410.3
Reported Operating Profit Margin	20.8%	21.6%	18.9%	19.1%

Unallocated items	2.5	(0.7)	22.1	(0.3)
Adjusted Operating Profit	$170.1	$160.6	$450.4	$410.0
Adjusted Operating Profit Margin	21.1%	21.5%	19.8%	19.1%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended September 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$167.6	$34.0	$140.0	$1.92
Unallocated Items:
Restructuring and other charges (1)	2.5	0.6	2.0	0.03
Amortization of acquisition-related intangible assets (2)	—	—	0.4	0.01
Adjusted (Non-U.S. GAAP)	$170.1	$34.6	$142.4	$1.96

Nine Months ended September 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$428.3	$88.3	$361.6	$4.97
Unallocated Items:
Restructuring and other charges (1)	21.9	3.0	19.0	0.26
Amortization of acquisition-related intangible assets (2)	0.2	—	1.5	0.02
Adjusted (Non-U.S. GAAP)	$450.4	$91.3	$382.1	$5.25

Three Months ended September 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$161.3	$32.4	$136.0	$1.85
Unallocated items:
Restructuring and other charges (1)	(0.9)	(0.3)	(0.6)	(0.01)
Amortization of acquisition-related intangible assets (2)	0.2	0.1	0.7	0.01
Adjusted (Non-U.S. GAAP)	$160.6	$32.2	$136.1	$1.85

Nine Months ended September 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$410.3	$70.7	$362.6	$4.91
Unallocated items:
Restructuring and other charges (1)	(0.9)	(0.3)	(0.6)	(0.01)
Amortization of acquisition-related intangible assets (2)	0.6	0.1	2.1	0.03
Adjusted (Non-U.S. GAAP)	$410.0	$70.5	$364.1	$4.93

(1)During the three and nine months ended September 30, 2025, the Company recorded charges of $2.5 million and $21.9 million, respectively, related to restructuring programs. During the three and nine months ended September 30, 2025, the Company recorded $0.9 million and $17.5 million, respectively, of the charges within other expense (income), related to severance and acceleration of depreciation and lease costs in connection with the Company's 2025 restructuring plan. The Company recorded the remaining $1.6 million and $4.4 million, respectively, within selling, general and administrative expenses, related to our plan to optimize the legal structure of the Company and its subsidiaries. Restructuring and other charges were a net benefit $0.9 million for the three and nine months ended September 30, 2024. The net benefit represented the impact of two items, the first of which is a $2.5 million benefit recorded within other expense (income) related to revised severance estimates in connection with the Company's 2022 restructuring plan. This benefit was partially offset by $1.6 million of expense recorded within selling, general and administrative expenses, related to our plan to optimize the legal structure of the Company and its subsidiaries.

(2)During the nine months ended September 30, 2025, the Company recorded $0.2 million of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2025, the Company recorded $0.4 million and $1.3 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and nine months ended September 30, 2024, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2024, the Company recorded $0.6 million and $1.6 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported Net Sales to Organic Net Sales by Segment (3)

Three Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Proprietary Products	$647.5	$601.4	7.7%	2.6%	5.1%
Contract-Manufactured Products	157.1	145.5	8.0%	3.1%	4.9%
Total	$804.6	$746.9	7.7%	2.7%	5.0%

Nine Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Proprietary Products	$1,830.3	$1,720.6	6.4%	1.1%	5.3%
Contract-Manufactured Products	438.8	423.8	3.5%	1.4%	2.1%
Total	$2,269.1	$2,144.4	5.8%	1.1%	4.7%

Reconciliation of Proprietary Products Segment Organic Net Sales by Product Category (3)

Three Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
HVP Components	$390.0	$335.4	16.3%	3.0%	13.3%
HVP Delivery Devices	99.1	117.5	(15.7)%	1.0%	(16.7)%
Standard Products	158.4	148.5	6.7%	3.1%	3.6%
Total Proprietary Products	$647.5	$601.4	7.7%	2.6%	5.1%

Nine Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
HVP Components	$1,061.2	$980.9	8.2%	1.3%	6.9%
HVP Delivery Devices	296.0	271.6	9.0%	0.6%	8.4%
Standard Products	473.1	468.1	1.1%	0.9%	0.2%
Total Proprietary Products	$1,830.3	$1,720.6	6.4%	1.1%	5.3%

Reconciliation of Proprietary Products Segment Organic Net Sales by Market Group (3)

Three Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Biologics	$329.1	$296.4	11.0%	2.7%	8.3%
Pharma	182.5	174.3	4.7%	3.3%	1.4%
Generics	135.9	130.7	4.0%	1.4%	2.6%
Total Proprietary Products	$647.5	$601.4	7.7%	2.6%	5.1%

Nine Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Biologics	$886.1	$811.4	9.2%	1.4%	7.8%
Pharma	561.6	530.8	5.8%	1.4%	4.4%
Generics	382.6	378.4	1.1%	—%	1.1%
Total Proprietary Products	$1,830.3	$1,720.6	6.4%	1.1%	5.3%

Reconciliation of Reported Net Sales to Organic Net Sales by Geography (3)

Three Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Americas	$375.3	$356.5	5.3%	0.1%	5.2%
Europe, Middle East, Africa	361.1	330.1	9.4%	6.3%	3.1%
Asia Pacific	68.2	60.3	13.1%	(1.8)%	14.9%
Total	$804.6	$746.9	7.7%	2.7%	5.0%

Nine Months ended September 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (3)
	2025	2024
Americas	$1,063.9	$957.1	11.2%	(0.3)%	11.5%
Europe, Middle East, Africa	1,017.7	1,000.5	1.7%	3.1%	(1.4)%
Asia Pacific	187.5	186.8	0.4%	(1.7)%	2.1%
Total	$2,269.1	$2,144.4	5.8%	1.1%	4.7%

(3)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2024 Actual	2025 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.69	$6.75 to $6.80	0.9% to 1.6%
Restructuring and other charges	0.02	0.28
Amortization of acquisition-related intangible assets	0.04	0.03
Adjusted-diluted EPS (Non-U.S. GAAP) (4)	$6.75	$7.06 to $7.11	4.6% to 5.3%

(4)We have opted not to forecast 2025 tax benefits from stock-based compensation in the fourth quarter, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first nine months of 2025, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.05. Any future tax benefits associated with stock-based compensation that we receive in 2025 would provide a positive adjustment to our full-year EPS guidance. In full-year 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26. See “Full-year 2025 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

WEST PHARMACEUTICAL SERVICES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except per share data)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$628.5	$484.6
Accounts receivable, net	625.0	552.5
Inventories	438.0	377.0
Other current assets	131.8	124.0
Total current assets	1,823.3	1,538.1
Property, plant and equipment	3,232.9	2,985.8
Less: accumulated depreciation and amortization	1,492.3	1,404.2
Property, plant and equipment, net	1,740.6	1,581.6
Operating lease right-of-use assets	97.8	104.5
Investments in affiliated companies	220.9	202.1
Goodwill	110.6	106.0
Intangible assets, net	8.9	10.8
Deferred income taxes	27.9	26.0
Other noncurrent assets	75.8	74.3
Total Assets	$4,105.8	$3,643.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$255.8	$239.3
Accrued salaries, wages and benefits	111.8	73.5
Income taxes payable	33.3	31.5
Operating lease liabilities	21.4	17.9
Other current liabilities	213.1	188.2
Total current liabilities	635.4	550.4
Long-term debt	202.7	202.6
Deferred income taxes	22.8	20.5
Pension and other postretirement benefits	31.1	28.2
Operating lease liabilities	73.5	81.8
Deferred compensation benefits	13.5	15.4
Other long-term liabilities	75.3	62.2
Total Liabilities	1,054.3	961.1

Equity:
Preferred stock, 3.0 million shares authorized; 0 shares issued and outstanding	—	—
Common stock, par value $0.25 per share; 200.0 million shares authorized; shares issued: September 30, 2025 - 75.3 million, December 31, 2024 - 75.3 million; shares outstanding: September 30, 2025 - 71.9 million, December 31, 2024 - 72.3 million	18.8	18.8
Capital in excess of par value	—	22.1
Retained earnings	4,262.4	3,956.6
Accumulated other comprehensive loss	(102.3)	(258.1)
Treasury stock, at cost (September 30, 2025 - 3.4 million shares, December 31, 2024 - 3.0 million shares)	(1,127.4)	(1,057.1)
Total Equity	3,051.5	2,682.3
Total Liabilities and Equity	$4,105.8	$3,643.4

WEST PHARMACEUTICAL SERVICES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$361.6	$362.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	122.2	112.0
Amortization	2.2	2.7
Stock-based compensation	17.1	14.4
Non-cash restructuring charges	2.5	—
Asset impairments	4.4	1.9
Other non-cash items, net	(4.4)	(9.7)
Changes in assets and liabilities	(1.9)	(20.6)
Net cash provided by operating activities	503.7	463.3

Cash flows from investing activities:
Capital expenditures	(209.8)	(272.1)
Other, net	—	(1.8)
Net cash used in investing activities	(209.8)	(273.9)

Cash flows from financing activities:
Borrowings of long-term debt	—	164.7
Repayments of long-term debt	—	(169.0)
Principal repayments on finance leases	(0.8)	(23.2)
Excise tax payments	(4.2)	—
Dividend payments	(45.4)	(43.8)
Proceeds from stock-based compensation awards	8.2	24.0
Employee stock purchase plan contributions	5.4	5.6
Shares purchased under share repurchase programs	(134.0)	(506.5)
Shares repurchased for employee tax withholdings	(2.6)	(5.5)
Net cash used in financing activities	(173.4)	(553.7)
Effect of exchange rates on cash	23.4	1.3
Net increase (decrease) in cash and cash equivalents	143.9	(363.0)

Cash, including cash equivalents at beginning of period	484.6	853.9
Cash, including cash equivalents at end of period	$628.5	$490.9

Supplemental cash flow information:
Accrued capital expenditures	$38.1	$50.3